Exhibit 99.1

QUARTERLY REPORT for the period ended 30 June 2015

FINANCIAL HIGHLIGHTS

-	EBITDAX for the quarter was $3.030 million (unaudited).

-	Average production for the quarter ended 30 June 2015 was 1,083 barrels of oil equivalent per day compared to 655 BOEPD for the quarter ended 30 June 2014.

-	Production for the quarter ended 30 June 2015 was 65% higher at 97,520 BOE compared to 58,966 BOE for the quarter ended 30 June 2014.

-	Estimated oil and gas revenue was US$4.3 million for the quarter (there is generally a two to three month delay between production and the receipt of funds).

-	The Company’s G&A cost was reduced to US$4.7 million expensed for the twelve months to 30 June 2015, from US$6.6 million for the prior corresponding period in 2014.

-	Lease operating, exploration, valuation of derivatives and administration expense for the quarter was US$3.4 million.

-	A net US$1.8 million was spent on development during the quarter, related to Samson’s share of the North Stockyard project drilling program.

-	The closing cash balance for the quarter is US$2.0 million.

OPERATIONAL HIGHLIGHTS

-	The North Stockyard field is fully developed in the middle Bakken and Three Forks Bench 1 (TF1) and consists of 23 wells, 14 in the Bakken, 8 in the TF1 and 1 in the TF2.

-	Operations during the month in North Stockyard consisted of clean outs and the installation and/or the change out of down hole pumps.

-	The North Stockyard wells were on production 88% of the available time during the quarter with 1860 well days on line compared to the available 2,093 well days.

-	The North Stockyard field is currently on full production, with all 23 wells on stream.

-	The North Stockyard Harstad 1-15H completed in the Bluell part of the original North Stockyard field was plugged and abandoned due to poor go-forward economics.

-	In the Hawk Springs project in Wyoming, a cased hole testing program has continued in the Permian Hartville 9500’ sand on the Bluff #1-11 well. The well flowed consistently at around 12.8 MMcf/D of gas (97% nitrogen) at a flowing pressure of 950 pounds per square inch gauge on a 46/64ths choke.

-	A workover rig was moved onto Spirit of America 2, in the Hawk Springs project in Goshen County, Wyoming to test the Dakota formation from 8,054 to 8,064 feet.

Samson Oil & Gas Limited	Samson Oil & Gas USA
Level 16, AMP Building, 140 St Georges Terrace, Perth WA 6000	1131, 17th Street, Suite 710, Denver Colorado 80202
T: +618 9220 9830 F: +618 9220 9820 ABN: 25 009 069 005 ASX: SSN	T: +1 303 295 0344 F: +1 303 295 1961 NYSE: SSN

SAMSON OIL & GAS LIMITED

June 2015 Quarterly Report

PRODUCTION

Production for the June 2015 quarter increased from the March 2015 quarter as a result of the previously completed infill development program in North Stockyard.

Prior 12 month production by quarter

	Q3 2014	Q4 2014	Q1 2015	Q2 2015
OIL, BO	34,825	43,932	63,612	87,684
GAS, MCF	45,619	44,749	76,455	59,020
BOE	42,428	51,390	76,355	97,520
BOEPD	471	571	848	1,083

Current quarter production by month

	April	May	June
OIL, BO	29,153	31,458	27,073
GAS, MCF	19,908	19,244	19,888
BOE	32,471	34,662	30,388
BOEPD	1,082	1,118	1,012

Note:

Production information (volumes and prices) may differ from previously advised information as there is generally a two to three month lag between production and receipt of sales and cash from the field operators.  Prior to receiving the final sales information, production is estimated from information provided by the operator and in some instances, third parties.

Estimated net production and revenue:

	OIL Bbls	OIL US$	GAS Mscf	GAS US$	TOTAL US$
March 2015 Quarter	63,612	2,462,466	76,455	232,875	2,695,341
June 2015 Quarter	87,684	4,185,491	59,020	155,241	4,340,732

Average commodity prices:

	GAS US$/Mscf	OIL US$/Bbl
March 2015 Quarter	$3.05	$38.72
June 2015 Quarter	$2.63	$47.74

In some cases revenue is yet to be received and is therefore an estimate.

LAND

PROJECT	BASIN	STATE	COUNTY	NET ACRES
Hawk Springs	DJ	Wyoming	Goshen	18,701
Roosevelt	Williston	Montana	Roosevelt	29,983
North Stockyard	Williston	North Dakota	Williams	531
Rainbow	Williston	North Dakota	Williams	950
South Prairie	Williston	North Dakota	Renville	6,592
State GC	Delaware	New Mexico	Lea	130

SAMSON OIL & GAS LIMITED

June 2015 Quarterly Report

PROJECTS

Hawk Springs Project, Goshen County, Wyoming

Permo-Penn Project, Northern D-J Basin

Samson currently has a 37.5% Working Interest

The Bluff Prospect was drilled in June 2014 to test multiple targets in the Permian and Pennsylvanian sections in a 4-way structural trapping configuration. The Bluff #1-11 well reached a total depth of 8,900 feet after intersecting the pre-Cambrian basement.

Various oil shows were observed in the Cretaceous, Jurassic, Permian, and Pennsylvanian intervals while drilling. The Permian target zone (from 7738’-7756’) exhibited excellent porosity (29% density porosity). Detailed analysis of the Permian target zone proved that it was the source of the nitrogen gas that was seen while drilling the well. The presence of nitrogen in the Permian target zone validates the trap in the Bluff prospect and has the potential to host an oil leg below the gas cap. This data led the partners to make the decision to complete the Permian target sand.

The Permian target sand was flow tested at a rate of 8 MMscf/D on a 21/64” choke during a 40 hour flow test and then shut-in for a 10 day build-up using down-hole gauges. The buildup data has determined that the original reservoir pressure within the 9500 ft. sand was 3,459 psi. A chromatographic analysis of the gas samples indicated that the majority of the gas was composed of nitrogen (97.5%), with some helium (0.15%), carbon dioxide (0.15%), and the rest hydrocarbons (2.2%). A pressure transient analysis has confirmed that the 9500’ sand is highly permeable (around 500 md) and also identified a movable fluid boundary (oil or water) downdip of the well. Isotope Geochemistry analysis of the gas samples, has identified the source of the nitrogen, which is from a post-mature organic kerogen in the black shales of the Pennsylvanian section. The hydrocarbons in the samples are mixed thermogenic post mature gases generated in the wet gas/condensate window. All of the gathered evidence supports the theory that the fluid below the gas cap may be oil. The gas-fluid interface has been identified through the integration of the pressure transient test data with newly processed inverted seismic data.

Samson is currently performing a second flow test that is flowing the gas cap to determine if an oil leg is indeed present. The well has produced a total of 780 MMcf of gas and an analysis of the build-up data will enable the reservoir model to be updated as to when the water or oil leg can be expected to be seen at the well.

If it is determined that the fluid below the gas cap is oil, additional downdip wells could be drilled to recover the oil below the gas-oil contact. If water is found beneath the gas cap, then three zones in the Jurassic and Cretaceous sections, which are behind the intermediate casing, will subsequently be perforated and flow-tested. Log pay was determined in the both the Dakota and Morrison Formations. Using a 60% water saturation as a cut-off to determine oil productive zones, 23.5 feet of log pay was indicated in the Dakota (from 6,393 to 6,485 feet) and 3.5 feet in the Morrison (from 6,605 to 6,625 fee). The Jurassic Canyon Springs Formation could also be productive. When comparing the Canyon Springs reservoir characteristics in the Bluff well to analog producing fields in the southern Powder River Basin, there are many similarities between the two areas.

Spirit of America US34 #2-29 well

Samson 100% Working Interest

A re-completion in a 40 foot interval of the Dakota Formation is currently being completed. The packer in the well has been removed and preparations are being made to perforate the Dakota formation.

Rainbow Field, Williams County, North Dakota

Mississippian Bakken Formation, Williston Basin

Gladys 1-20H

Samson 23% and 52% Working Interest

During the quarter the Gladys 1-20H well produced 17,767 barrels of oil (gross). The well was shut-in during most of the month of May with operational issues. This well is the first in the Rainbow project, which is expected to support a drilling program of up to 14 wells, comprised of 8 wells in the middle Bakken and 6 in the Three Forks when it is economically viable to do so. Samson anticipates drilling a Bakken well in sections 18-19 before the end of 2015 to hold 1280 acres before the lease expires in early 2016.

SAMSON OIL & GAS LIMITED

June 2015 Quarterly Report

South Prairie Project, North Dakota

Mississippian Mission Canyon Formation, Williston Basin

Birch Prospect Samson 25% Working Interest

Samson recently elected to participate in its proportionate 25% working interest in 900 net acres in the Birch prospect. The target zone is the Wayne zone of the Mississippian Mission Canyon Formation to be found at an expected depth of 4,800’ MD.  The operator of this project has indicated the well, known as Badger #1, will spud in mid to late August 2015.

LIQUIDITY

Sources of cash for the next quarter are as follows:

US$(’000’s)
Current cash on hand	2,000
Cash receipts from June quarter oil and gas sales	3,300
Undrawn credit facility	300
Fair market value – hedging	500
TOTAL	6,100

* Estimate based on realized June quarter production and $39 oil price (indicative of current Bakken oil pricing), allowing for a two month delay between production and cash receipt

FINANCIAL

Cash Distribution

Bank of the West (Samson’s trading bank)	US$603,322
Bank of New York Mellon	US$17,946
Mutual of Omaha	US$305,117
National Australia Bank	A$1,439,546

Foreign Exchange Rates

The closing A$:US$ exchange rate on 30 June 2015 was $0.768 The average A$:US$ exchange rate for the quarter was $0.7871.

The Company’s cash position at 30 June 2015 was as follows:

US$(‘000’s)
Cash at bank on deposit	2,031

Hedging

Samson has the following hedging in place with respect to WTI pricing:

Calendar Year	Volume-BBLS	Floor	Ceiling
2016	2,788	85.00	89.85

Calendar Year	Volume-BBLS	Ceiling	Sub floor	Floor
2015	55,200	70.25	32.50	45.00
2016	36,600	-	67.50	82.50
2016	27,450	80.00	55.00	40.00

As at 30 June 2015, the value of Samson’s hedging program was $0.2 million. At 24 July 2015 the value of Samson’s hedging program was $0.5 million

SAMSON OIL & GAS LIMITED

June 2015 Quarterly Report

For and on behalf of the Board of SAMSON OIL & GAS LIMITED	For further information please contact Denis Rakich, Company Secretary, on 08 9220 9882

TERRY BARR Managing Director 30 July 2015

Information contained in this report relating to hydrocarbon reserves was compiled by the Managing Director of Samson Oil & Gas Ltd., T M Barr a Geologist who holds an Associateship in Applied Geology and is a fellow of the Australian Institute of Mining and Metallurgy who has 30 years relevant experience in the oil & gas industry.

SAMSON OIL & GAS LIMITED

June 2015 Quarterly Report

Rule 5.3

Appendix 5B

Mining exploration entity quarterly report

Introduced 01/07/96 Origin Appendix 8 Amended 01/07/97, 01/07/98, 30/09/01, 01/06/10, 17/12/10

Name of entity
Samson Oil and Gas Limited

ABN	Quarter ended (“current quarter”)
25 009 069 005	30 June 2015

Consolidated statement of cash flows

Cash flows related to operating activities		Current quarter $US’000	Year to date (12.months) $US’000
1.1	Receipts from product sales and related debtors	3,691	13,095
1.2	Payments for (a) exploration & evaluation (b) development (c) production (d) administration	(190) (1,794) (1,945) (1,343)	(4,000) (15,747) (6,073) (5,146)
	Dividends received
	Interest and other items of a similar nature received	6	31
	Interest and other costs of finance paid	(150)	(481)
	Income tax(payment) refund	-	(107)
	Other (provide details if material) Costs to abandon old wells Receipts from derivative instruments (hedges)	- 1,428	(906) 2,275
	Net Operating Cash Flows	(297)	(17,059)
	Cash flows related to investing activities
	Payment for purchases of: (a) prospects (b) equity investments (c) other fixed assets	-	(24)
	Proceeds from sale of: (a) prospects (b) equity investments (c) other fixed assets	- - -	- - -

SAMSON OIL & GAS LIMITED

June 2015 Quarterly Report

Loans to other entities
Loans repaid by other entities
Other (provide details if material)
Net investing cash flows	-	(24)
Total operating and investing cash flows	(297)	(17,083)
Cash flows related to financing activities
Proceeds from issues of shares, options, etc.	-	1
Proceeds from sale of forfeited shares
Proceeds from borrowings	-	13,000
Repayment of borrowings	(301)	(301)
Dividends paid
Other (provide details if material) loan expenses Costs of equity issued	- -	(84) (45)
Net financing cash flows	(301)	12,571
Net increase (decrease) in cash held	(598)	(4,512)
Cash at beginning of quarter/year to date	2,603	6,846
Exchange rate adjustments to item 1.20	26	(303)
Cash at end of quarter	2,031	2,031

SAMSON OIL & GAS LIMITED

June 2015 Quarterly Report

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

		Current quarter $US'000
1.23	Aggregate amount of payments to the parties included in item 1.2	201
1.24	Aggregate amount of loans to the parties included in item 1.10	-
1.25	Explanation necessary for an understanding of the transactions
	Monies paid to Directors for salary and fees

Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

2.2	Details of outlays made by other entities to establish or increase their share in projects in which the reporting entity has an interest

Financing facilities available

Add notes as necessary for an understanding of the position.

		Amount available $US’000	Amount used $US’000
3.1	Loan facilities	19,000	18,699
	Credit standby arrangements	-	-

*In January 2014 a reserve based debt facility was entered into for $25 million. The current borrowing base as at 30 June 2015 is $19 million.

Estimated cash outflows for next quarter*

		$US’000
4.1	Exploration and evaluation	50
	Development	1,200
	Production	1,087
	Administration	1,400
	Total	3,737

* Estimated cash outflows will be funded through cash receipts from oil and gas sales.

SAMSON OIL & GAS LIMITED

June 2015 Quarterly Report

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current quarter $US’000	Previous quarter $US’000
5.1	Cash on hand and at bank	2,031	2,603
5.2	Deposits at call	-	-
	Bank overdraft	-	-
	Other (provide details)	-	-
	Total: cash at end of quarter (item 1.22)	2,031	2,603

Changes in interests in mining tenements

		Tenement reference	Nature of interest (note (2))	Interest at beginning of quarter	Interest at end of quarter
6.1	Interests in mining tenements relinquished, reduced or lapsed
Interests in mining tenements acquired or increased

Issued and quoted securities at end of current quarter – all reference to option exercise price is in AUSTRALIAN DOLLARS

SAMSON OIL & GAS LIMITED

June 2015 Quarterly Report

Description includes rate of interest and any redemption or conversion rights together with prices and dates.

		Total number	Number quoted	Issue price per security (see note 3) (cents)	Amount paid up per security (see note 3) (cents)
7.1	Preference +securities(description)
7.2	Changes during quarter (a) Increases through issues (b) Decreases through returns of capital, buy-backs, redemptions
7.3	+Ordinary securities	2,837,782,022	2,837,782,022
7.4	Changes during quarter (a) Increases through issues (b) Decreases through returns of capital, buy-backs
7.5	+Convertible debt securities (description)
7.6	Changes during quarter (a) Increases through issues (b) Decreases through securities matured, converted
7.7	Options(description and conversion factor)	4,000,000 229,634,519 4,000,000 87,033,246	- 229,634,519 - -	Exercise price 15.5c 3.8c 3.9c 3.3c	Expiry date 31.10.2015 31.03.2017 30.11.2017 30.04.2018
7.8	Issued during quarter
7.9	Exercised during quarter
7.10	Expired during quarter
7.11	Debentures (totals only)
7.12	Unsecured notes (totals only)	NIL	NIL

SAMSON OIL & GAS LIMITED

June 2015 Quarterly Report

Compliance statement

1	This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act or other standards acceptable to ASX (see note 5).

2	This statement does give a true and fair view of the matters disclosed.

Sign here:		Date: 30 July 2015
(Company secretary)

Print name:	Denis Rakich

Notes

1	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2	The “Nature of interest” (items 6.1 and 6.2) includes options in respect of interests in mining tenements acquired, exercised or lapsed during the reporting period. If the entity is involved in a joint venture agreement and there are conditions precedent which will change its percentage interest in a mining tenement, it should disclose the change of percentage interest and conditions precedent in the list required for items 6.1 and 6.2.

3	Issued and quoted securities The issue price and amount paid up is not required in items 7.1 and 7.3 for fully paid securities.

4	The definitions in, and provisions of, AASB 6: Exploration for and Evaluation of Mineral Resources and AASB 107: Statement of Cash Flows applies to this report.

5	Accounting Standards ASX will accept, for example, the use of International Financial Reporting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

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